SCHEDULE 1 (as amended)

RS Select Growth Fund(previously, RS Diversified Growth Fund)	1.00%
RS Emerging Growth Fund	0.95%
RS Global Natural Resources Fund	1.00%
RS Internet Age Fund®	1.00%
RS MidCap Opportunities Fund	0.85%
RS Smaller Company Growth Fund	1.00%
The Information Age Fund®	1.00%
RS Value Fund	0.85%
RS Partners Fund	1.00%
RS Growth Fund	0.80%
RS Investors Fund	1.00%
RS Core Equity Fund	0.50%
RS Large Cap Value Fund	0.78%
RS Small Cap Core Equity Fund	0.75%
RS Asset Allocation Fund	0.65%*
RS S&P 500 Index Fund	0.25%
RS International Growth Fund	0.80%
RS Emerging Markets Fund	1.00%
RS Investment Quality Bond Fund	0.50%
RS Low Duration Bond Fund	0.45%
RS High Yield Bond Fund	0.60%
RS Tax-Exempt Fund	0.50%
RS Money Market Fund	0.45%
(previously, RS Cash Management Fund) RS Equity Dividend Fund	0.60%

*	Assessed only with respect to the portion of the Fund invested directly in securities.

Originally as of November 7, 2006.

Amended and approved by the Board of Trustees of RS Investment Trust effective as of July 31, 2007.

Further amended and approved by the Board of Trustees of RS Investment Trust effective as of October 1, 2007.

Further amended and approved by the Board of Trustees of RS Investment Trust effective as of November 1, 2007.